Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2011 DILUTED EPS OF $0.71,

DOMESTIC RevPAR GROWTH OF 5.4%

SILVER SPRING, MD. (October 26, 2011) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for third quarter 2011:

•	Diluted earnings per share (“EPS”) for third quarter 2011 were $0.71 compared to $0.68 for the same period of the prior year.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $64.9 million for the three months ended September 30, 2011, compared to $57.3 million for the same period of 2010. Operating income increased 14% from $54.9 million for the three months ended September 30, 2010 to $62.4 million for the same period of the current year.

•

Franchising revenues increased 8.5% from $79.9 million for the three months ended September 30, 2010 to $86.7 million for the same period of 2011. Total revenues for the three months ended September 30, 2011 increased 5% to $192.3 million compared to the same period of 2010.

•

Excluding special items, adjusted selling, general and administrative (“SG&A”) expenses declined 3% from $22.9 million for third quarter of 2010 to $22.1 million for the same period of the current year. SG&A expenses were $22.6 million for the three months ended September 30, 2011, compared to $23.2 million for the same period of 2010.

•

Changes in the fair value of investments held in certain of the company’s retirement plans are accounted for as investment gains and losses and are presented under the caption Other (gains) and losses with a corresponding adjustment to compensation expense in SG&A. During the three months ended September 30, 2011, the company recorded $1.2 million in investment losses related to these investments. As a result of the decline in the value of these investments, the deferred compensation liability to the participants also declined resulting in a $1.3 million reduction of compensation expense reflected in SG&A expenses. During the three months ended September 30, 2010, investment gains totaling $0.7 million were recorded in Other (gains) and losses which resulted in an increase in SG&A expense of $0.8 million to reflect the increase in the deferred compensation liability to participants.

•

The effective income tax rate for the three months ended September 30, 2011 was 25.7% compared to 26.4% for the same period of the prior year. Excluding discrete items totaling $4.3 million and $4.0 million recorded during the three months ended September 30, 2011 and 2010, the company’s effective income tax rates were approximately 33.2% and 33.6%, respectively.

•	Worldwide unit growth increased 0.8 percent from September 30, 2010 comprised of domestic and international unit growth of 0.4 percent and 2.5 percent, respectively.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 5.4% for the third quarter of 2011 compared to the same period of 2010.

•	The effective royalty rate increased 2 basis points to 4.29% for the three months ended September 30, 2011 compared to 4.27% for the same period of the prior year.

•	The company executed 79 new domestic hotel franchise contracts for the three months ended September 30, 2011, compared to the 79 contracts executed in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 21% from September 30, 2010 to 430 hotels representing 35,114 rooms; the worldwide pipeline declined 18% from September 30, 2010 to 524 hotels representing 43,829 rooms.

“We continue to work closely with our franchisees to improve their unit profitability by driving incremental business to their hotels and providing them with targeted services and support to enhance property-level operating performance,” said Stephen P. Joyce, president and chief executive officer. “The fundamental strength of our operating model remains strong, as we continue to invest in programs that drive incremental business for our franchisees while returning value to our shareholders through share repurchases and dividends.”

Special Items

During the three and nine months ended September 30, 2011, the company recorded employee termination benefits charges of approximately $0.4 million and $0.8 million, respectively. In addition, during the nine months ended September 30, 2011, the company reduced the carrying amount of a parcel of land held for sale resulting in a loss of $1.8 million included in other gains and losses. These amounts represented diluted EPS of $0.03 for the nine months ended September 30, 2011 but did not have an effect on the reported diluted EPS for the three months ended September 30, 2011.

During the three and nine months ended September 30, 2010, the company recorded employee termination benefits charges of approximately $0.3 million and $0.5 million, respectively. These amounts did not have an effect on the reported diluted EPS for the periods reported.

Outlook for 2011

The company’s fourth quarter 2011 diluted EPS is expected to be $0.43. The company expects full-year 2011 adjusted diluted EPS to be approximately $1.89. Adjusted EBITDA for full-year 2011 are expected to be approximately $183 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to be relatively flat in 2011;

•	RevPAR is expected to increase approximately 6.5% for the fourth quarter of 2011 and increase approximately 6% for full-year 2011;

•	The effective royalty rate is expected to increase 2 basis points for full-year 2011;

•	All figures assume the existing share count and an effective tax rate of 34.0% and 30.5% for the fourth quarter and full-year 2011, respectively;

•

Adjusted EBITDA for the full year 2011 excludes $0.8 million of operating expenses related to employee termination benefits. Adjusted diluted EPS excludes the aforementioned employee termination benefits as well as a $1.8 million loss on land held for sale which together represent approximately $0.03 diluted EPS for full year 2011.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the nine months ended September 30, 2011 the company paid $32.9 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the three and nine months ended September 30, 2011, the company purchased approximately 0.7 million shares of its common stock under the share repurchase program at an average price of $29.79 for a total cost of $22.2 million under the share repurchase program. Subsequent to September 30, 2011 and through October 26, 2011, the company repurchased an additional 0.6 million shares at a total cost of $18.0 million at an average price of $32.00 and has authorization to purchase up to an additional 2.3 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.9 million shares of its common stock for a total cost of $1 billion through September 30, 2011. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.9 million shares through September 30, 2011 under the share repurchase program at an average price of $13.51 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Thursday, October 27, 2011 at 9:30 a.m. EDT to discuss the company’s third quarter 2011 results. The dial-in number to listen to the call is 1-888-396-2356, and the access code is 22573205. International callers should dial 1-617-847-8709 and enter the access code 22573205. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 12:30 p.m. EDT on Thursday, October 27, 2011 through Monday, November 28, 2011 by calling 1-888-286-8010 and entering access code 18258621. The international dial-in number for the replay is 1-617-801-6888, access code 18258621. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,100 hotels, representing more than 490,000 rooms, in the United States and more than 30 other countries and territories. As of September 30, 2011, 430 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 35,000 rooms, and 94 hotels, representing approximately 8,700 rooms, were under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 1, 2011. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the three and nine months ended September 30, 2011 and 2010 as well as a reduction in the carrying amount of land held for sale during the nine months ended September 30, 2011. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2011 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2011	2010	$	%	2011	2010	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$77,355	$72,565	$4,790	7%	$183,896	$171,029	$12,867	8%
Initial franchise and relicensing fees	3,469	1,970	1,499	76%	8,668	6,537	2,131	33%
Procurement services	3,984	3,756	228	6%	13,706	13,612	94	1%
Marketing and reservation	104,393	102,867	1,526	1%	258,192	242,096	16,096	7%
Hotel operations	1,236	1,068	168	16%	3,173	3,044	129	4%
Other	1,884	1,575	309	20%	5,268	4,752	516	11%

Total revenues	192,321	183,801	8,520	5%	472,903	441,070	31,833	7%

OPERATING EXPENSES:

Selling, general and administrative	22,555	23,156	(601)	(3%)	72,941	67,796	5,145	8%
Depreciation and amortization	2,073	2,078	(5)	(0%)	5,976	6,470	(494)	(8%)
Marketing and reservation	104,393	102,867	1,526	1%	258,192	242,096	16,096	7%
Hotel operations	900	823	77	9%	2,593	2,387	206	9%

Total operating expenses	129,921	128,924	997	1%	339,702	318,749	20,953	7%

Operating income	62,400	54,877	7,523	14%	133,201	122,321	10,880	9%

OTHER INCOME AND EXPENSES, NET:
Interest expense	3,228	1,864	1,364	73%	9,719	3,160	6,559	208%
Interest income	(506)	(161)	(345)	214%	(937)	(356)	(581)	163%
Other (gains) and losses	2,673	(1,510)	4,183	(277%)	3,678	(1,289)	4,967	(385%)
Equity in net (income) loss of affiliates	39	(342)	381	(111%)	(262)	(890)	628	(71%)

Total other income and expenses, net	5,434	(149)	5,583	(3747%)	12,198	625	11,573	1852%

Income before income taxes	56,966	55,026	1,940	4%	121,003	121,696	(693)	(1%)
Income taxes	14,664	14,532	132	1%	35,393	38,398	(3,005)	(8%)

Net income	$42,302	$40,494	$1,808	4%	$85,610	$83,298	$2,312	3%

Basic earnings per share	$0.71	$0.68	$0.03	4%	$1.43	$1.40	$0.03	2%

Diluted earnings per share	$0.71	$0.68	$0.03	4%	$1.43	$1.40	$0.03	2%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30, 2011	December 31, 2010
	(Unaudited)

ASSETS

Cash and cash equivalents	$124,734	$91,259
Accounts receivable, net	62,009	47,638
Deferred income taxes	429	429
Other current assets	22,585	24,256

Total current assets	209,757	163,582

Fixed assets and intangibles, net	137,438	142,528
Receivable — marketing and reservation fees	54,040	42,507
Investments, employee benefit plans, at fair value	22,017	23,365
Other assets	44,669	39,740

Total assets	$467,921	$411,722

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$81,614	$88,986
Deferred revenue	76,643	67,322
Deferred compensation & retirement plan obligations	2,720	2,552
Current portion of long-term debt	691	420
Revolving credit facility	—	200
Income taxes payable	20,129	5,778

Total current liabilities	181,797	165,258

Long-term debt	252,320	251,554
Deferred compensation & retirement plan obligations	33,818	35,707
Other liabilities	14,427	17,274

Total liabilities	482,362	469,793

Common stock, $0.01 par value	592	596
Additional paid-in-capital	98,681	92,774
Accumulated other comprehensive loss	(6,720)	(7,192)
Treasury stock, at cost	(887,815)	(872,306)
Retained earnings	780,821	728,057

Total shareholders’ deficit	(14,441)	(58,071)

Total liabilities and shareholders’ deficit	$467,921	$411,722

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$85,610	$83,298

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,976	6,470
Provision for bad debts	845	2,421
Non-cash stock compensation and other charges	10,262	6,969
Non-cash interest and other (income) loss	3,079	(987)
Dividends received from equity method investments	316	618
Equity in net income of affiliates	(262)	(890)

Changes in assets and liabilities, net of acquisitions:
Receivables	(15,494)	(14,511)
Receivable — marketing and reservation fees, net	(1,474)	(2,594)
Accounts payable	4,468	6,274
Accrued expenses	(10,584)	(1,210)
Income taxes payable/receivable	14,354	11,940
Deferred income taxes	2,839	(2,704)
Deferred revenue	9,375	19,443
Other assets	(556)	(11,755)
Other liabilities	(2,861)	5,457

NET CASH PROVIDED BY OPERATING ACTIVITIES	105,893	108,239

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(8,129)	(17,673)
Equity method investments	(3,600)	—
Acquisitions, net of cash acquired	—	(466)
Purchases of investments, employee benefit plans	(1,051)	(1,396)
Proceeds from sales of investments, employee benefit plans	566	1,018
Issuance of notes receivable	(4,320)	(8,901)
Collections of notes receivable	15	5,055
Other items, net	(312)	(296)

NET CASH USED IN INVESTING ACTIVITIES	(16,831)	(22,659)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings (repayments) pursuant to revolving credit facilities	(200)	(271,100)
Repayments of long-term debt	(74)	(20)
Proceeds from the issuance of long-term debt	75	247,733
Settlement of forward starting interest rate swap agreement	—	(8,663)
Purchase of treasury stock	(24,796)	(11,171)
Dividends paid	(32,923)	(32,884)
Excess tax benefits from stock-based compensation	1,108	331
Debt issuance costs	(2,356)	(804)
Proceeds from exercise of stock options	3,726	1,321

NET CASH USED IN FINANCING ACTIVITIES	(55,440)	(75,257)

Net change in cash and cash equivalents	33,622	10,323
Effect of foreign exchange rate changes on cash and cash equivalents	(147)	1,355
Cash and cash equivalents at beginning of period	91,259	67,870

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$124,734	$79,548

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2011*			For the Nine Months Ended September 30, 2010*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR

Comfort Inn	$79.24	57.0%	$45.18	$77.16	55.4%	$42.72	2.7%	160	bps	5.8%
Comfort Suites	83.92	58.4%	49.05	82.92	55.1%	45.72	1.2%	330	bps	7.3%
Sleep	69.92	53.5%	37.39	68.94	51.8%	35.69	1.4%	170	bps	4.8%
Quality	67.95	49.9%	33.90	67.30	48.0%	32.31	1.0%	190	bps	4.9%
Clarion	73.76	46.7%	34.42	75.54	43.3%	32.73	(2.4%)	340	bps	5.2%
Econo Lodge	54.75	47.2%	25.83	54.26	45.7%	24.81	0.9%	150	bps	4.1%
Rodeway	52.13	48.6%	25.33	51.42	46.0%	23.64	1.4%	260	bps	7.1%
MainStay	66.17	67.1%	44.38	66.03	63.8%	42.09	0.2%	330	bps	5.4%
Suburban	40.24	67.7%	27.25	39.24	64.2%	25.20	2.5%	350	bps	8.1%
Ascend Collection	109.82	59.9%	65.81	106.48	56.6%	60.25	3.1%	330	bps	9.2%

Total	$71.78	53.3%	$38.24	$70.64	51.2%	$36.18	1.6%	210	bps	5.7%

*	Operating statistics represent hotel operations from December through August

	For the Three Months Ended September 30, 2011*			For the Three Months Ended September 30, 2010*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy		RevPAR

Comfort Inn	$85.05	68.6%	$58.31	$82.46	66.7%	$54.99	3.1%	190	bps	6.0%
Comfort Suites	87.23	67.8%	59.13	85.78	64.2%	55.03	1.7%	360	bps	7.5%
Sleep	73.15	62.9%	46.02	72.03	60.4%	43.52	1.6%	250	bps	5.7%
Quality	72.90	59.8%	43.60	71.76	58.3%	41.84	1.6%	150	bps	4.2%
Clarion	78.13	55.1%	43.01	80.18	51.5%	41.27	(2.6%)	360	bps	4.2%
Econo Lodge	59.32	56.4%	33.45	58.62	55.4%	32.47	1.2%	100	bps	3.0%
Rodeway	58.23	58.8%	34.22	57.40	56.0%	32.15	1.4%	280	bps	6.4%
MainStay	69.45	77.3%	53.68	68.96	72.5%	49.98	0.7%	480	bps	7.4%
Suburban	41.00	72.8%	29.85	40.61	67.8%	27.52	1.0%	500	bps	8.5%
Ascend Collection	113.61	67.3%	76.50	109.71	67.9%	74.45	3.6%	(60	) bps	2.8%

Total	$76.53	63.2%	$48.39	$75.07	61.2%	$45.92	1.9%	200	bps	5.4%

*	Operating statistics represent hotel operations from June through August

	For the Quarter Ended		For the Nine Months Ended
	9/30/2011	9/30/2010	9/30/2011	9/30/2010

System-wide effective royalty rate	4.29%	4.27%	4.32%	4.29%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2011		September 30, 2010		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,413	110,652	1,450	113,952	(37)	(3,300)	(2.6%)	(2.9%)
Comfort Suites	616	47,667	624	48,411	(8)	(744)	(1.3%)	(1.5%)
Sleep	392	28,431	394	28,714	(2)	(283)	(0.5%)	(1.0%)
Quality	1,037	90,368	990	88,831	47	1,537	4.7%	1.7%
Clarion	189	27,448	176	25,208	13	2,240	7.4%	8.9%
Econo Lodge	782	48,381	774	48,022	8	359	1.0%	0.7%
Rodeway	378	20,820	387	21,522	(9)	(702)	(2.3%)	(3.3%)
MainStay	39	3,027	37	2,868	2	159	5.4%	5.5%
Suburban	58	6,934	63	7,608	(5)	(674)	(7.9%)	(8.9%)
Ascend Collection	46	4,084	34	2,821	12	1,263	35.3%	44.8%
Cambria Suites	19	2,215	22	2,558	(3)	(343)	(13.6%)	(13.4%)

Domestic Franchises	4,969	390,027	4,951	390,515	18	(488)	0.4%	(0.1%)

International Franchises	1,169	103,473	1,140	101,637	29	1,836	2.5%	1.8%

Total Franchises	6,138	493,500	6,091	492,152	47	1,348	0.8%	0.3%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2011			For the Nine Months Ended September 30, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	6	28	34	4	22	26	50%	27%	31%
Comfort Suites	7	4	11	13	1	14	(46%)	300%	(21%)
Sleep	6	1	7	3	—	3	100%	NM	133%
Quality	—	49	49	1	54	55	(100%)	(9%)	(11%)
Clarion	—	12	12	—	17	17	NM	(29%)	(29%)
Econo Lodge	—	36	36	—	38	38	NM	(5%)	(5%)
Rodeway	—	32	32	1	26	27	(100%)	23%	19%
MainStay	1	3	4	4	—	4	(75%)	NM	0%
Suburban	2	2	4	1	—	1	100%	NM	300%
Ascend Collection	2	9	11	1	5	6	100%	80%	83%
Cambria Suites	4	—	4	5	—	5	(20%)	NM	(20%)

Total Domestic System	28	176	204	33	163	196	(15%)	8%	4%

	For the Three Months Ended September 30, 2011			For the Three Months Ended September 30, 2010			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	1	10	11	1	9	10	0%	11%	10%
Comfort Suites	6	—	6	5	—	5	20%	NM	20%
Sleep	3	—	3	1	—	1	200%	NM	200%
Quality	—	14	14	—	23	23	NM	(39%)	(39%)
Clarion	—	4	4	—	11	11	NM	(64%)	(64%)
Econo Lodge	—	18	18	—	16	16	NM	13%	13%
Rodeway	—	14	14	—	7	7	NM	100%	100%
MainStay	—	—	—	1	—	1	(100%)	NM	(100%)
Suburban	—	1	1	—	—	—	NM	NM	NM
Ascend Collection	2	4	6	1	2	3	100%	100%	100%
Cambria Suites	2	—	2	2	—	2	0%	NM	0%

Total Domestic System	14	65	79	11	68	79	27%	(4%)	0%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2011 Units			September 30, 2010 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	23	47	70	35	64	99	(12)	(34%)	(17)	(27%)	(29)	(29%)
Comfort Suites	1	105	106	1	126	127	—	0%	(21)	(17%)	(21)	(17%)
Sleep Inn	—	62	62	1	81	82	(1)	(100%)	(19)	(23%)	(20)	(24%)
Quality	29	5	34	38	9	47	(9)	(24%)	(4)	(44%)	(13)	(28%)
Clarion	10	1	11	20	4	24	(10)	(50%)	(3)	(75%)	(13)	(54%)
Econo Lodge	31	1	32	37	2	39	(6)	(16%)	(1)	(50%)	(7)	(18%)
Rodeway	18	1	19	16	2	18	2	13%	(1)	(50%)	1	6%
MainStay	3	28	31	—	40	40	3	NM	(12)	(30%)	(9)	(23%)
Suburban	1	20	21	—	26	26	1	NM	(6)	(23%)	(5)	(19%)
Ascend Collection	7	5	12	3	5	8	4	133%	—	0%	4	50%
Cambria Suites	—	32	32	—	35	35	—	NM	(3)	(9%)	(3)	(9%)

	123	307	430	151	394	545	(28)	(19%)	(87)	(22%)	(115)	(21%)

CHOICE HOTELS INTERNATIONAL, INC. SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (UNAUDITED)	Exhibit 8

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Franchising Revenues:

Total Revenues	$192,321	$183,801	$472,903	$441,070
Adjustments:
Marketing and reservation revenues	(104,393)	(102,867)	(258,192)	(242,096)
Hotel operations	(1,236)	(1,068)	(3,173)	(3,044)

Franchising Revenues	$86,692	$79,866	$211,538	$195,930

Franchising Margins:

Operating Margin:

Total Revenues	$192,321	$183,801	$472,903	$441,070
Operating Income	$62,400	$54,877	$133,201	$122,321

Operating Margin	32.4%	29.9%	28.2%	27.7%

Adjusted Franchising Margin:

Franchising Revenues	$86,692	$79,866	$211,538	$195,930

Operating Income	$62,400	$54,877	$133,201	$122,321
Employee termination benefits	408	263	825	497
Hotel operations	(336)	(245)	(580)	(657)

	$62,472	$54,895	$133,446	$122,161

Adjusted Franchising Margins	72.1%	68.7%	63.1%	62.3%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Selling, general and administrative costs	$22,555	$23,156	$72,941	$67,796
Employee termination benefits	(408)	(263)	(825)	(497)

Adjusted Selling, General and Administrative Costs	$22,147	$22,893	$72,116	$67,299

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net Income	$42,302	$40,494	$85,610	$83,298
Adjustments:
Employee termination benefits	257	165	519	311
Loss on land held for sale	—	—	1,111	—

Adjusted Net Income	$42,559	$40,659	$87,240	$83,609

Weighted average shares outstanding-diluted	59,807	59,658	59,805	59,646

Diluted Earnings Per Share	$0.71	$0.68	$1.43	$1.40
Adjustments:
Employee termination benefits	—	—	0.01	—
Loss on land held for sale	—	—	0.02	—

Adjusted Diluted Earnings Per Share (EPS)	$0.71	$0.68	$1.46	$1.40

Adjusted EBITDA Reconciliation

(in millions)

	Q3 2011 Actuals	Q3 2010 Actuals	Nine Months Ended September 30, 2011 Actuals	Nine Months Ended September 30, 2010 Actuals	Full- Year 2011 Outlook

Operating Income (per GAAP)	$62.4	$54.9	$133.2	$122.3	$174.0
Employee termination benefits	0.4	0.3	0.8	0.5	0.8
Depreciation and amortization	2.1	2.1	6.0	6.5	8.2

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$64.9	$57.3	$140.0	$129.3	$183.0